Exhibit 99.1

State Bancorp, Inc. Annual Stockholders’ Meeting
President and CEO Report
April 29, 2008

[Title Slide # 1]

Before I review our 2007 financial performance, I want to touch on some more global topics. Many of us watched with stunned amazement while Bear Stearns imploded over a mere 96-hour period. I am of the opinion that the Federal Reserve and US Treasury took the absolute proper action in providing the framework and financial support to facilitate the JPMorgan Chase acquisition. The current economy is fragile and likely would not have withstood the enormous implications of Bear Stearn’s collapse. That said, I suggest that companies that take the market risk that Bear Stearns apparently consistently took, create some significant degree of moral hazard for the US Treasury. When the money was rolling in Bear’s doors, the shareholders and insiders benefited handsomely.  When it came to failure, suddenly the taxpayer gets handed the bill. I think that if the benefits of the Fed’s discount window are to be available to entities other than the highly regulated banking sector, then those entities should be paying the same price the commercial banking industry pays – in good times and bad for that distinct privilege. The price of emergency access for investment banks should be significant on-going annual fees, scrutiny under rigorous federal examination and mandated adherence to business practice regulations like the Community Reinvestment Act. Now this may seem far a field for the State Bancorp shareholders but, in my opinion, the consequences of their aggressive financing have created a downward draft in our economy that has visibly increased our own business costs and credit risk - here and now at State Bancorp.

With that said, last year as I was about to become CEO, I reviewed with you several challenges that I felt were limiting our Company’s capacity to grow in what I predicted would be a difficult and competitive road ahead. Today, even with those words still echoing, few of us could have envisioned that the capital market meltdown that began shortly after our 2007 meeting would reach the depth and breadth that it has. The price of our stock is not where I would like to see it. I have said that consistently over the last year and we clearly need to do better. To some extent the noise and cost of the restructuring process we have gone through understandably clouded the many positive aspects of our story. The painful and exorbitant cost of the purported shareholder derivative lawsuit has further depressed our earnings and consequently our stock price. This very volatile market is not hospitable to companies with complicated explanations behind their earnings and we, most unfortunately, fit that description.

Despite the complications from the markets, the Company has successfully accomplished the strategic objectives I put forth at our last shareholder meeting. All our restructuring required careful consideration and execution and we have tried to be diligent and timely in communicating our actions to you and the markets. I am committed to building greater focus, transparency, efficiency and core earning power in our Company.

[Accomplishments Slide # 2]

Bullet 1

We have re-emphasized our corporate lending business so that our focus remains steadfast on our core market of commercial real estate owners and developers, small to middle market businesses and professional service firms.

Bullet 2

The opening of our new Manhattan office on the 16th floor of 780 Third Avenue and

Bullet 3

the recruitment of experienced commercial bankers in both our Manhattan and Long Island offices will further that goal.

Bullet 4

The cost saving Voluntary Exit program that was offered in April 2007 and

Bullet 5

the addition of highly skilled professionals in key management and internal control positions throughout the Bank resulted in changes to our management structure and provided a re-alignment of resources in critical areas.

Bullet 6

With the addition of a new IT Team, we have completed a comprehensive risk assessment of the Bank’s technology platforms and are well on our way to making continued improvements to our infrastructure that will support our growth strategies while building efficiencies in our business operations.

[Accomplishments Slide #3]

Bullet 1

We focused on building a strong system of corporate governance and internal controls with experienced professionals in legal, corporate planning, internal audit, compliance, security and credit management.

Bullet 2

We enhanced our employee benefit programs and continue to better align our employee compensation programs to foster an overall environment in which each staff member is encouraged to play their role in improving our performance and bringing about attainment of our strategic goals.

Bullet 3

In the spirit of transparency, we now have independent investment coverage by Sandler O’Neill and hope to receive coverage with other research professionals in 2008.

Bullet 4

A line by line analysis of our cost structure was conducted in order to improve the Company’s operating efficiency.  None of this was pleasant but the one-time expenses and write downs of 2007 were needed and allowed your Company to move forward in this treacherous environment.  Our run rate of operating expenses in virtually every category was too high relative to revenue produced and status quo was not an option for survival. We are realizing these improvements now, with the glaring exception of the significantly increased legal expense primarily related to the purported derivative lawsuit that was filed supposedly to benefit shareholders in July 2007.    Our new board members, Nicos Katsoulis and Hon. John LaFalce, have served with distinction on the independent Special Litigation Committee formed for the purpose of investigating the allegations contained in the suit.  I thank both John and Nicos for responding when asked to serve.  They worked over the course of 8 months reviewing mountains of documents.  And staying with that topic for a moment, as of late last night, I finally have some good news to report on the derivative litigation.  There is currently a non-binding settlement in principle among all parties that would dispose of the lawsuit.  It is subject to several events, including the drafting of a final settlement agreement, approval of that final settlement agreement by the plaintiff, each of the defendants and the Special Litigation Committee, notice to all shareholders of the terms of the settlement and approval of the settlement by the Judge.

Our counsel has informed me that I am not allowed to announce the terms of the settlement today given all of the contingencies, but all shareholders will receive notice of the terms before they become final.  Although I can not provide any assurances, I am optimistic that this process will bring this litigation to an acceptable conclusion.

Bullet 5

I believe that the settlement reached with NYS Tax authorities announced at year-end was also a major accomplishment for your Company.  This on-going dispute represented considerable expense, complexity and uncertainty that would have dogged us for several years.

Bullet 6

I also believe that the sale of our leasing subsidiary’s assets will allow us to focus our management and financial resources on our core competencies and remove the distraction and risk inherent for us in that business.

These accomplishments were not particularly easy to conclude.  I am indebted to our management team for their tireless energies in bringing these initiatives, and several others, to fruition and to the Board for supporting the agenda.

[Financial Results Transition Slide # 4]

Some of the strategic changes at your Company this past year were more apparent than others.  Each of these changes is designed to prepare us for the future.  The future holds great opportunity for us along with a great deal more economic uncertainty, market volatility and increasing risk.  We must respond to these challenges by continuing to reduce our cost structure and control unnecessary credit exposure.

[Net Income/Loss Slide #5]

So then, let me review with you some of the important components of our year-end 2007 and first quarter 2008 financial performance.   As you can see from the chart, our many 2007 strategic restructuring activities, although vitally required, came with a price and the 2007 year-end results reflected a $5.3 million reduction over the prior year-end. I’m pleased to report that as released in our first quarter financial results issued yesterday, our efforts are beginning to yield encouraging results. 2008 is beginning on relatively good but unmistakably mixed notes starting with our net income increasing to $3.0 million or 72% over the prior year.  Our margins and loan growth are providing much needed revenue support to build our profitability.

[Revenue Slide #6]

Largely fueled by our continued loan growth coupled with judicious management of our funding costs, our year-end 2007 net interest income rose by $4.4 million or 4.1%. *   In the first quarter of 2008, our net interest income improved by $1.0 million or 6.8% above the same quarter the prior year. On the non-interest income front, although our first quarter results reflected an increase of slightly more than 7% over the same quarter of last year and a reversal of the 5.3% decline at year-end 2007, we still need to bring our non-interest income generation much closer to industry standards.

*Corrected: Despite our continued loan growth and judicious management of our funding costs, our year-end 2007 net interest income decreased by $2.0 million or 3.2%.

[Operating Expense Slide #7]

Our expenses, other than legal, which is represented in yellow on this chart, are beginning to reflect the benefits of the strategic initiatives that were adopted last year. Several of our expense lines remain too high but continued diligence is my commitment to you.  Your Company will not ask its shareholders to tolerate high expenses.

[Loans & Leases Slide #8]

Although our loan growth continues at a steady pace, credit costs remain a source of serious concern.  It is hard to predict standing here today what sort of loan deterioration we will be witnessing this year.  Not surprisingly, certain credits originated in 2005 and 2006 present a higher degree of risk simply due to the higher market valuations at that time, and so my concern is that we will have some price to pay to address these valuation imbalances. Loan losses to date have been spread between the real estate sector and corporate credit. In this extremely difficult lending environment, we are fortunate to have a new Chief Credit Officer and a new board director in Nicos Katsoulis who each have extensive credit experience and a discipline for a strong credit culture. We have revamped the credit approval process dramatically. We have taken a much more aggressive posture with respect to problem loan management in an effort to be proactive in the face of a quickly slowing economy.  I think our strategies will yield benefits but I must caution you that credit costs look to remain stubbornly high for the next several quarters.

[Deposits Slide #9]

On the deposit side, we are continuing our efforts to effectively manage our deposit portfolio. While our deposit portfolio has decreased, due to our strategic decision to profitably price our savings portfolio and allow high cost time deposits to run off at maturity, we are maintaining a healthy ratio of 64% in core deposits. At this juncture we have also decided to abstain from sacrificing profitability by engaging in high rate promotions in this competitive rate cycle. Instead, we have chosen to utilize more attractively priced borrowings to fund some of our loan volume.

[Net Interest Margin Slide #10]

Consequently, our loan growth, coupled with our prudent cost of funds management, has led to improvement in our first quarter 2008 net interest margin to 4%, which is a fairly healthy level to be at in this particular market.

[Total Capital Slide #11]

Since we recapitalized the Bank through our private placement equity offering in 2006, our capital ratios continue to improve and are well above the regulatory standards for a “well-capitalized” institution, the highest regulatory capital category.

[Efficiency Ratio Slide #12]

As I mentioned earlier, our 2007 restructuring efforts involved certain costs and financial investments to position the Bank for growth and improved profitability. While the cumulative effect of these measures resulted in increasing our year-end 2007 efficiency ratio to approximately 78%, as you can see by the downward trajectory of the ratio in the first quarter of 2008, our actions are already paying dividends by reducing our efficiency ratio to 64.4%. If we were to exclude the costs associated with our leasing subsidiary and the purported shareholder derivative lawsuit, our first quarter 2008 efficiency ratio would be 59.9%. Though this is a non-GAAP calculation, I believe it provides a more accurate portrayal of the impact of our cost reduction efforts.

Still more work to be done here, and we will keep our focus on intelligent cost management and continue to wring out non-productive spending.

[Employee Count Slide #13]

Managing our organizational design and employee-related costs is an ongoing process at the Company. As a result of the expense saving Voluntary Window program and other organizational realignment efforts, our overall employee count has been reduced. Again, the closing of the Studebaker sale will further support our efforts in streamlining operating costs.

[2008 Strategic Objectives Slide #14]

Having shared our year-end 2007 and first quarter 2008 performance with you, let me provide a brief glimpse into some of our plans for your Company for the balance of 2008.

[2008 Economic Outlook Slide #15]

I’ll begin by sharing our sense of the economic and market climate we expect to be operating in during the foreseeable future. As I mentioned earlier, in 2008, we will be faced with continuing pressure and challenges from the credit markets. Recessionary forces will continue to affect business expansion plans and the banking industry outlook on the whole remains uncertain.

[2008 Key Objectives Slide #16]

In corporate governance, we continue to pursue policies and strategies designed to build an ownership culture throughout the Company.  There is no substitute for demonstrated commitment and shareholder alignment.  Somehow difficult corporate decisions are much easier when you think and act like an owner because you are one.  Therefore, as we continue improvement of our operating efficiencies and risk management of our loan portfolio, we will continue to align our compensation programs, training, and communication to be in line with this “entrepreneurial” culture.

[2008 Key Objectives Slide #17]

We will be enhancing our technology infrastructure and implementing technological as well as supporting procedural changes to our front and back office systems to improve processing efficiencies and customer service delivery.

Concurrently, we will be reviewing our corporate governance and compliance practices to ensure a Company-wide adherence to a culture of transparency.

[2008 Key Objectives Slide #18]

One of State Bank’s greatest strengths is a history of unwavering commitment to providing quality service and personalized attention to our customers. As we improve our systems, we will augment our product lines and elevate our market and customer research analytics to identify and capitalize on additional growth opportunities.

[2008 Key Objectives Slide #19]

As a community bank, we have always taken our role as an active supporter of the communities in which we operate very seriously. We will continue these outreach efforts and, at the same time, drive increased awareness of the Bank’s brand in the marketplace through enhanced branch imaging, messaging, and merchandising programs.

[“Thank You!” Slide #20]

I asked for your patience last year and I am indebted to you for the many calls and notes of personal support that I received this past year. I heard you loud and clear. I understand your frustration.  As share owners, you have had to endure more than one should ask.  I openly acknowledge it and humbly thank you for your continued investment. Last year you received my commitments to deliver positive change and improved results. I think some of these benefits are now apparent and there are more to come. I continue to put my money where my mouth is because I believe in the future of this Company and the value of the investment. As you can tell from the proxy, I do not participate in the typical non-qualified compensation plans or other executive type perks or benefits. I have tried to keep my compensation program the most transparent and shareholder friendly around. You have my pledge it will stay so. You can pretty quickly calculate what the decline in our stock price has cost me. I feel your pain - very acutely.

[Q&A Slide #21]

I again encourage your on-going communications with me throughout the course of 2008.  I benefit when I hear from you whether it is compliment or criticism.

Thank you once again for the steadfastness of your support.

Forward-Looking Statements and Risk Factors

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in:  market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan and lease or investment portfolios, demand for loan and lease products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.